Exhibit 10.8

Waiver

This waiver is made in connection with the Agreement, dated July 13, 2004 by and among Meitav Technological Enterprises Initiation Center Ltd., Yehuda Zafrir Feidin, Yissum- the Company for the Development of Research of the Hebrew University of Jerusalem (“Yissum”) and Professor Oded Shoseyov (the “Agreement”):

Yissum hereby agrees that Section 14.7 (including all sub-sections) of the Agreement (“Section 14.7”) is no longer viable, and Yissum hereby, on behalf of itself and its legal successors and assigns, irrevocably and perpetually waives any and all rights it and its legal successors and assigns may be entitled to under Section 14.7, and deems section 14.7 as void and cancelled, effective as of the date of execution of this document by Yissum.

In witness whereof, Yissum hereby sets its signature on this 4th day of September 2017.

Yissum- the Company for the Development of Research of the Hebrew University of Jerusalem

By:	/s/ Ariela Markel, M.Sc., MBA
Name:	VP Licensing, Biotechnology
Title:	/s/ Dr. Yaron Daniely, CEO of Yissum

Received, agreed and accepted on September 10th, 2017

Collplant Ltd.

By:	/s/ Yehiel Tal	/s/ Eran Rotem
Name:	Yehiel Tal	Eran Rotem
Title:	CEO	CFO